UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2010
THE TJX COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-4908	04-2207613

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
770 Cochituate Road, Framingham, MA 01701
(Address of principal executive offices) (Zip Code)
(508) 390-1000
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The annual meeting of stockholders of The TJX Companies, Inc. (the “Company”) was held on June 2, 2010. The stockholders elected each of the Company’s nominees for director, ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the fiscal year 2011 and approved a stockholder proposal for an advisory vote on executive compensation. The proposals below are described in detail in the Company’s definitive proxy statement dated April 28, 2010.
The results are as follows:
Proposal 1. Election of Directors:

				Broker
Nominee	Shares For	Shares Against	Shares Abstain	Non-Votes
José B. Alvarez	341,271,249	771,648	278,613	20,085,797
Alan M. Bennett	341,395,284	645,363	280,863	20,085,797
David A. Brandon	337,697,465	4,335,171	288,874	20,085,797
Bernard Cammarata	337,946,388	4,136,703	238,419	20,085,797
David T. Ching	341,368,888	649,216	303,406	20,085,797
Michael F. Hines	341,262,322	762,409	296,779	20,085,797
Amy B. Lane	341,400,570	674,910	246,030	20,085,797
Carol Meyrowitz	338,447,577	3,639,707	234,226	20,085,797
John F. O’Brien	335,576,587	6,473,045	271,878	20,085,797
Willow B. Shire	335,725,227	6,317,438	278,845	20,085,797
Fletcher H. Wiley	335,810,741	6,240,859	269,910	20,085,797
Proposal 2. Ratification of Appointment of PricewaterhouseCoopers LLP:

For	356,124,007
Against	6,075,975
Abstain	207,325
Proposal 3. Advisory Vote on Executive Compensation:

For	166,057,434
Against	142,013,485
Abstain	34,250,591
Broker Non-Votes	20,085,797

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.
/s/ Ann McCauley
Ann McCauley
Executive Vice President, Secretary and General Counsel

Dated: June 4, 2010